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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement of Voyager One, Inc. on Form SB-2 of our report for Silicon Film Technologies, Inc, dated March 12, 2004 and the interim financial statements of Voyager One, Inc. filed on May 21, 2004 with the Securities Exchange Commission, which appear in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ MENDOZA BERGER & COMPANY, LLP




Irvine, California
July 29, 2004